Exhibit 4.12

EXECUTION COPY

STEEL DYNAMICS, INC.

AND THE GUARANTORS NAMED HEREIN

$350,000,000

7 5/8% Senior Notes due 2020

PURCHASE AGREEMENT
dated March 11, 2010

Banc of America Securities LLC

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated

PURCHASE AGREEMENT

March 11, 2010

Banc of America Securities LLC

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Morgan Stanley & Co. Incorporated

c/o Banc of America Securities LLC

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Introductory.  Steel Dynamics, Inc., an Indiana corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule I (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule I of $350,000,000 aggregate principal amount of the Company’s 7 5/8% Senior Notes due 2020 (the “Notes”).

The Securities (as defined below) will be issued pursuant to an indenture to be dated as of the Closing Date (the “Indenture”), among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Company, the Guarantors, the Trustee and the Depositary.

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its reasonable best efforts to cause any applicable registration statement to be declared effective.

The obligations of the Company under the Notes, the Exchange Notes and the Indenture will be unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the Guarantors named in Schedule II and (ii) any other subsidiary of the Company that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to the terms of the Indenture (each a, “Guarantee” and, collectively, the “Guarantees”).  The Notes and the Guarantees thereof are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees are herein collectively referred to as the “Exchange Securities.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”).  The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated March 11, 2010 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement attached hereto as Schedule IV, dated March 11, 2010 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.”  Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum as of its date.

Each of the Company and the Guarantors hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1.            Representations and Warranties.  Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) each of the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)           No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities may be issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)           No Integration of Offerings or General Solicitation.  None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)           Eligibility for Resale under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)           The Offering Memorandum.  Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), if applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be.  The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A.  Each Company Supplemental Disclosure Document (as defined in Section 4(a) below) listed on Schedule V hereto does not conflict with the information contained in the Pricing Disclosure Package or the Final Offering Memorandum,

and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Time of Sale, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions made in any Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use therein.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e)           Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(f)            The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(g)           The Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each Guarantor, enforceable against the Company and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

(h)           The Notes.  The Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company  in accordance with their terms, subject to applicable  bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

(i)            The Guarantee.  The Guarantee by each Guarantor pursuant to the terms of the Indenture has been duly authorized and, when the Notes and the Exchange Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will be a valid and binding obligation of the Guarantor, enforceable against the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(j)            Authorization of the Exchange Notes.  The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and will be entitled to the benefits of the Indenture.

(k)           Authorization of the Indenture.  The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and each Guarantor and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(l)            Description of the Securities and the Indenture.  The Securities, the Exchange Securities and the Indenture will conform in all material respects to the respective descriptions thereof  contained in the Offering Memorandum under the heading “Description of the Notes.”

(m)          No Material Adverse Change.  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(n)           Other Transactions.  Subsequent to the respective dates as of which information is given in the Offering Memorandum, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Offering Memorandum.

(o)           Independent Accountants.  Ernst & Young LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission and incorporated by reference in the Offering Memorandum, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act, and any non-audit services provided by Ernst & Young LLP to the Company or any of the Guarantors have been approved by the Audit Committee of the Board of Directors of the Company.

(p)           Incorporation and Good Standing of the Company and its Subsidiaries.  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Exchange Securities; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”).

Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has the power and authority to own its property and to conduct its business as described in the Offering Memorandum and each Guarantor has the power and authority to enter into and perform is obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Exchange Securities; each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; each direct or indirect subsidiary of the Company and the percentage of capital stock and voting stock of each such subsidiary owned by the Company directly or indirectly, as applicable, is set forth on Schedule III hereto and all of the issued shares of capital stock of such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Offering Memorandum.

(q)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject except for such defaults that would not result in a Material Adverse Effect.  The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Securities and the Exchange Securities, and the consummation of the transactions described herein and therein and in the Offering Memorandum, do not and will not, whether with or without the giving of notice or passage of time or both, contravene any provision of applicable law or the articles of incorporation, by-laws or other organizational documents of the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole (including, but not limited to, the Amended and Restated Credit Agreement, dated as of June 19, 2007, as amended from time to time, among Steel Dynamics, Inc., as borrower, certain designated “Initial Lenders,” National City Bank, as Collateral Agent, National City Bank and Wells Fargo, National Association, as Co-Administrative Agents, Bank of America, N.A. and National City Bank, as Syndication Agents, National City Bank, as Paying Agent, Bank of America, N.A., General Electric Capital Corporation, Fifth Third Bank and BMO Capital Markets Financing, Inc., as Documentation Agents, and Banc of America Securities LLC and National City Bank, as Joint Lead Arrangers, and the lenders from time to time party thereto, (the “Credit Agreement”)), or any judgment, order, regulation or decree of any regulatory or governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any regulatory or governmental body or agency is required for the performance by the Company or the Guarantors of their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Securities and the Exchange Securities and the Guarantees, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company’s and the Guarantors’ obligations under the Registration Rights Agreement.

(r)            No Material Actions or Proceedings.  There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Offering Memorandum and proceedings that would not have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company or the Guarantors to perform their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Securities and the Exchange Securities or to consummate the transactions contemplated by the Offering Memorandum.

(s)           Intellectual Property Rights.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect.

(t)            All Necessary Permits, etc.  Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except the necessary operating permits required by the Company’s mining subsidiary, Mesabi Mining, LLC, to allow it to engage in the mining of taconite ore close to the Company’s Mesabi Nugget facility in Minnesota, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Offering Memorandum.

(u)           Title to Properties.  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Offering Memorandum.

(v)           Company Not an “Investment Company”.  Neither the Company nor any of the Guarantors is required, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum will be required, to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w)          Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Offering Memorandum.

(x)            No Price Stabilization or Manipulation.  None of the Company or any of the Guarantors has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(y)           Company’s Accounting System.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting

(z)            Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa)                            Compliance with Environmental Laws.  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except the necessary operating permits required by the Company’s mining subsidiary, Mesabi Mining, LLC, to allow it to engage in the mining of taconite ore close to the Company’s Mesabi Nugget facility in Minnesota, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, result in any Material Adverse Effect.

(bb)                          Periodic Review of Costs of Environmental Compliance.  In the ordinary course of business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities for its current operations would not, singly or in the aggregate, have a Material Adverse Effect.

(cc)                            No Material Labor Dispute.  No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Offering Memorandum, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any Material Adverse Effect.

(dd)                          Regulation S.  The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.  The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

(ee)                            Preparation of the Financial Statements.  The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The summary financial information included in the Offering Memorandum presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Offering Memorandum.  All disclosures contained in the Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(ff)                                Solvency.  Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets (including any rights to contribution) of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(gg)                          Compliance with Sarbanes-Oxley.  The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(hh)                          ERISA Compliance.  The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ii)                                  Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Offering Memorandum.  There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(jj)                                  No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

(kk)                            Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws” and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)                                  OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasure Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2.                                     Purchase, Sale and Delivery of the Securities.

(a)                                  The Securities.  Each of the Company and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the $350,000,000 in aggregate principal amount of Securities set forth opposite their names on Schedule I, at a purchase price of 98.25% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b)                                 The Closing Date.  Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on March 17, 2010, or such other time and date as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).  The Company hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 18 hereof.

(c)                                  Delivery of the Securities.  The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)                                 Initial Purchasers as Qualified Institutional Buyers.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”).

SECTION 3.                                     Additional Covenants.  Each of the Company and the Guarantors further jointly and severally covenants and agrees with each Initial Purchaser as follows:

(a)                                  Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements.  As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement.  The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement.  The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement.

(b)                                 Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters.  If, prior to the later of (x) the Closing Date and (y) the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum (or the Pricing Disclosure Package in the event the Final Offering Memorandum is not yet available), as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum  (or the Pricing Disclosure Package in the event the Final Offering Memorandum is not yet available) is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum (or the Pricing Disclosure Package in the event the Final Offering

Memorandum is not yet available) to comply with law, the Company agrees to promptly notify the Initial Purchasers and promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum (or the Pricing Disclosure Package in the event the Final Offering Memorandum is not yet available) so that the statements in the Final Offering Memorandum (or the Pricing Disclosure Package in the event the Final Offering Memorandum is not yet available) as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum (or the Pricing Disclosure Package in the event the Final Offering Memorandum is not yet available), as amended or supplemented, will comply with all applicable law.

Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement, in each case, if necessary under the terms of the Registration Rights Agreement, and for so long as the Securities are outstanding if, in the judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

The Company and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 9 and 10 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c)                                  Copies of the Offering Memorandum.  The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

(d)                                 Blue Sky Compliance.  Each of the Company and the Guarantors shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)                                  Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)                                    The Depositary.  The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)                                 Additional Issuer Information.  Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.  Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h)                                 Agreement Not To Offer or Sell Additional Securities.  During the period of 120 days following the date hereof, the Company will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company, or any securities of the Company convertible or exchangeable for debt securities (other than as contemplated by this Agreement and to register the Exchange Securities).

(i)                                     Future Reports to the Initial Purchasers.  At any time when any Securities or Exchange Securities remain outstanding and the Company is not subject to Section 13 or 15 of the Exchange Act, the Company will furnish to the Initial Purchasers:  (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.

(j)                                     No Integration.  The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k)                                  No Restricted Resales.  During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(l)                                     Legended Securities.  Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

The Initial Purchasers may, in their sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.                                     Supplemental Disclosure Documents.

(a)                                  The Company (including its agents and other representatives, other than the Initial Purchasers in their capacity as such) represents and agrees that, without the prior consent of the Initial Purchasers, it has not made and will not make, prepare, use, authorize, approve or refer to any written communication that constitutes an offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”).

(b)                                 Each Initial Purchaser represents and agrees that, without the prior consent of the Company and the other Initial Purchasers, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act (any such offer (other than any such term sheets) that would be required to be filed with the Commission, is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”).

(c)                                  Any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and the Initial Purchasers is listed on Schedule V hereto.

SECTION 5.                                     Payment of Expenses.  Each of the Company and the Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s  and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement and the Notes and Guarantees, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the  provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement counsel and (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company, the Guarantors and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.  Except as provided in this Section 5 and Sections 7, 9 and 10 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 6.                                     Conditions of the Obligations of the Initial Purchasers.  The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                                  Accountants’ Comfort Letter.  On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, covering the financial information in the Preliminary Offering Memorandum and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, in the form of the “comfort letter” delivered on the date hereof, except that

(i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date.

(b)                                 No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)                                     in the judgment of the Initial Purchasers there shall not have occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”); and

(ii)                                  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(c)                                  Opinion of Counsel for the Company.  On the Closing Date the Initial Purchasers shall have received the favorable opinion, dated as of such Closing Date, of (1) Barrett & McNagny LLP, counsel for the Company and the Guarantors, the form of which is attached as Exhibit A-1, (2) Greenberg Traurig, LLP, in its capacity as Virginia counsel for certain Guarantors, the form of which is attached as Exhibit A-2, (3) Greenberg Traurig, LLP, in its capacity as New York counsel for the Company and the Guarantors, the form of which is attached as Exhibit A-3 and (4) Wyche, Burgess, Freeman & Parham, P.A., in its capacity as North Carolina and South Carolina counsel for certain Guarantors, the form of which is attached as Exhibit A-4.

(d)                                 Opinion of Counsel for the Initial Purchasers.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)                                  Officers’ Certificate.  On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company and by the Secretary of each Guarantor, dated as of the Closing Date, to the effect set forth in Section 6(b)(ii) hereof, and further to the effect that:

(i)                                     for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)                                  the representations, warranties and covenants of the Company set forth in Section 1 hereof were true and correct as of the Time of Sale and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)                               it has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f)                                    Registration Rights Agreement.  The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(g)                                 Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5, 7, 9 and 10 hereof shall at all times be effective and shall survive such termination.

SECTION 7.                                     Reimbursement of Initial Purchasers’ Expenses.  If this Agreement is terminated by the Initial Purchasers pursuant to Section 6 or 11 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 8.                                     Offer, Sale and Resale Procedures.  Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(A)                                   Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(B)                                     The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis.  No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(C)                                     Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO STEEL DYNAMICS, INC. OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO STEEL DYNAMICS, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER MUST TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR NON-U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND STEEL DYNAMICS, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS PROVISIONS REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 9.                                     Indemnification.

(a)                                  Indemnification of the Initial Purchasers.  Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or otherwise permitted by Section 9(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based:  (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, the Final Offering Memorandum (or any amendment or supplement thereto) or any Company Supplemental Disclosure Document, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchasers) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by Banc of America Securities LLC expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, the Final Offering Memorandum (or any amendment or supplement thereto) or any Company Supplemental Disclosure Document.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                 Indemnification of the Company and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser or otherwise permitted by Section 9(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, the Final Offering Memorandum (or any amendment or supplement thereto) or any Company Supplemental Disclosure Document, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, the Final Offering Memorandum (or any amendment or supplement thereto) or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by Banc of America Securities LLC expressly for use therein; and to reimburse the Company, any Guarantor and each such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the fourth and eighth paragraphs under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.  The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Sections 9(b) and 10 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 10.                               Contribution.  If the indemnification provided for in Section 9 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact, any such omission or alleged omission to state a material fact, or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule I.  For purposes of this Section 10, each affiliate, director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 11.                               Termination of this Agreement.  The Initial Purchasers may terminate this Agreement by notice given by the Initial Purchasers to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of Banc of America Securities LLC, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of Banc of America Securities LLC, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum; (vi) in the judgment of Banc of America Securities LLC there shall have occurred any Material Adverse Change; or (vii) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of Banc of America Securities LLC may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 11 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 5 and 7 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

SECTION 12.                               Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 13.                               Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Banc of America Securities LLC
One Bryant Park
New York, New York  10036
Facsimile: (212) 901-7897
Attention: Legal Department

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Facsimile: 212-848-7293
Attention: Andrew Schleider

If to the Company or the Guarantors:

Steel Dynamics, Inc.

7575 West Jefferson Blvd.
Fort Wayne, Indiana 46804

Facsimile: (260) 969-3587

Attention: Theresa Wagler

with a copy to:

Barrett & McNagny LLP
215 East Berry Street
Fort Wayne, Indiana 46802

Facsimile: (260) 423-8920
Attention: Robert Walters

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 14.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 17 hereof, and to the benefit of the indemnified parties referred to in Sections 9 and 10 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 15.                               Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.                               Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 17.                               Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18.                               Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule I bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 5, 7, 9 and 10 hereof shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 18.  Any action taken under this Section 18 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 19.                               No Advisory or Fiduciary Responsibility.  Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof.  The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 20.                               General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

STEEL DYNAMICS, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Executive Vice President

SDI INVESTMENT COMPANY

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: President

NEW MILLENNIUM BUILDING SYSTEMS, LLC

By: STEEL DYNAMICS, INC., its sole member

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Executive Vice President

STEEL DYNAMICS SALES NORTH AMERICA, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: President

ROANOKE ELECTRIC STEEL CORPORATION

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

JOHN W. HANCOCK, JR., LLC

By: ROANOKE ELECTRIC STEEL CORPORATION, MANAGER AND SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

Purchase Agreement

NEW MILLENNIUM BUILDING SYSTEMS, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

SOCAR OF OHIO, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

STEEL OF WEST VIRGINIA, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

SWVA, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

MARSHALL STEEL, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

STEEL VENTURES, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

SHREDDED PRODUCTS II, LLC

By: STEEL DYNAMICS, INC., MANAGER AND SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Executive Vice President

THE TECHS INDUSTRIES, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

Purchase Agreement

CAPITOL CITY METALS, LLC

By: OMNISOURCE INDIANAPOLIS, LLC, SOLE MEMBER

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

JACKSON IRON & METAL COMPANY, INC.

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

MICHIGAN PROPERTIES ECORSE, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE BAY CITY, LLC

By: JACKSON IRON & METAL COMPANY, INC., SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE ATHENS DIVISION, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE CORPORATION

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

Purchase Agreement

OMNISOURCE INDIANAPOLIS, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE MEXICO, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE TRANSPORT, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

OMNISOURCE, LLC

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

RECOVERY TECHNOLOGIES, LLC

By: OMNISOURCE CORPORATION, SOLE MEMBER

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

SUPERIOR ALUMINUM ALLOYS, LLC

By:	/s/ Theresa E. Wagler
Name: Theresa E. Wagler
Title: Vice President

Purchase Agreement

OMNISOURCE SOUTHEAST, LLC

By:	/s/ Theresa E. Wagler
Theresa E. Wagler, Vice President

COHEN & GREEN SALVAGE CO., INC.

By:	/s/ Theresa E. Wagler
Theresa E. Wagler, Vice President

LUMBERTON RECYCLING COMPANY, INC.

By:	/s/ Theresa E. Wagler
Theresa E. Wagler, Vice President

RAEFORD SALVAGE COMPANY, INC.

By:	/s/ Theresa E. Wagler
Theresa E. Wagler, Vice President

CAROLINAS RECYCLING GROUP, LLC

BY: OMNISOURCE SOUTHEAST, LLC, MANAGER AND SOLE MEMBER

By:	/s/ Theresa E. Wagler
Theresa E. Wagler, Vice President

Purchase Agreement

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC

GOLDMAN, SACHS & CO.

J.P. MORGAN SECURITIES INC.

MORGAN STANLEY & CO. INCORPORATED

By: Banc of America Securities LLC

By:	/s/ Michael D. Browne
Michael D. Browne
Managing Director

Purchase Agreement

SCHEDULE I

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Banc of America Securities LLC	$175,000,000
Goldman, Sachs & Co.	70,000,000
J.P. Morgan Securities Inc.	52,500,000
Morgan Stanley & Co. Incorporated	52,500,000

Total	$350,000,000

SCHEDULE II

GUARANTORS

NAME	JURISDICTION
OMNISOURCE SOUTHEAST, LLC	Delaware
SDI INVESTMENT COMPANY	Delaware
STEEL DYNAMICS SALES NORTH AMERICA, INC.	Indiana
NEW MILLENNIUM BUILDING SYSTEMS, LLC	Indiana
ROANOKE ELECTRIC STEEL CORPORATION	Indiana
COHEN & GREEN SALVAGE CO., INC.	North Carolina
LUMBERTON RECYCLING COMPANY, INC.	North Carolina
RAEFORD SALVAGE COMPANY, INC.	North Carolina
NEW MILLENNIUM BUILDING SYSTEMS, INC.	South Carolina
CAROLINAS RECYCLING GROUP, LLC	South Carolina
SOCAR OF OHIO, INC.	Ohio
SHREDDED PRODUCTS II, LLC	Indiana
JOHN W. HANCOCK, JR., LLC	Virginia
STEEL OF WEST VIRGINIA, INC.	Delaware
STEEL VENTURES, INC.	Delaware
SWVA, INC.	Delaware
MARSHALL STEEL, INC.	Delaware
THE TECHS INDUSTRIES, INC.	Delaware
OMNISOURCE CORPORATION	Indiana
CAPITOL CITY METALS, LLC	Indiana
JACKSON IRON & METAL COMPANY, INC.	Michigan
MICHIGAN PROPERTIES ECORSE, LLC	Indiana
OMNISOURCE ATHENS DIVISION, LLC	Indiana
OMNISOURCE BAY CITY, LLC	Indiana
OMNISOURCE INDIANAPOLIS, LLC	Indiana
OMNISOURCE, LLC	Indiana
OMNISOURCE MEXICO, LLC	Indiana
OMNISOURCE TRANSPORT, LLC	Indiana
RECOVERY TECHNOLOGIES, LLC	Indiana

NAME	JURISDICTION
SUPERIOR ALUMINUM ALLOYS, LLC	Indiana

SCHEDULE III

DIRECT AND INDIRECT SUBSIDIARIES

Name	Percent of capital stock/equity units owned by Steel Dynamics, Inc.	Percent of voting stock/voting units owned by Steel Dynamics, Inc.
SDI Investment Company	100%	100%
New Millennium Building Systems, LLC	100%	100%
Paragon Steel Enterprises, LLC	50%	50%
Ferrous Resources, LLC	100%	100%
STLD Holdings, Inc.	100%	100%
Steel Dynamics Sales North America, Inc.	100%	100%
Roanoke Electrical Steel Corporation	100%	100%
Dynamic Composites, LLC	84%	84%
Shredded Products II, LLC	100%	100%
John W. Hancock, Jr., LLC	100%	100%
New Millennium Building Systems, Inc.	100%	100%
Socar of Ohio, Inc.	100%	100%
Steel of West Virginia, Inc.	100%	100%
SWVA, Inc.	100%	100%
Marshall Steel, Inc.	100%	100%
Steel Ventures, Inc.	100%	100%
Dynamic Aviation, LLC	100%	100%
The Techs Industries, Inc.	100%	100%
Mesabi Nugget Delaware, LLC	81%	81%
OmniSource Corporation	100%	100%
Capitol City Metals, LLC	100%	100%
Jackson Iron & Metal Company, Inc.	100%	100%
Michigan Properties Ecorse, LLC	100%	100%
OmniSource Athens Division, LLC	100%	100%
OmniSource Bay City, LLC	100%	100%
OmniSource Indianapolis, LLC	100%	100%
OmniSource, LLC	100%	100%
OmniSource Mexico, LLC	100%	100%
OmniSource Transport, LLC	100%	100%
Recovery Technologies, LLC	100%	100%
Speedbird Aviation, LLC	100%	100%
Superior Aluminum Alloys, LLC	100%	100%
Cumberland Recycling Group, LLC	50%	50%
OmniSource/Mervis, LLC	50%	50%
Mississippi Scrap Recycling, LLC	49%	49%
Dynamic Abrasives, LLC	90%	90%
Carolinas Recycling Group, LLC	100%	100%

Indiana Melting & Manufacturing, LLC	90%	90%
Mesabi Mining, LLC	100%	100%
Cohen & Green Salvage Company, Inc.	100%	100%
Lumberton Recycling Company, Inc.	100%	100%
Raeford Salvage Company, Inc.	100%	100%
OmniSource Southeast, LLC	100%	100%
Protrade Steel Company, Ltd	13.2%	13.2%
Second Pass LLC	50%	50%
SDI Sub, LLC	100%	100%
OmniSource Scrap Metals Management of Mexico, S.de.R.L. de C.V.	100%	100%
OmniSource Mexico S.de.R.L. de C.V.	100%	100%
Resource Ventures, LLC	90%	90%
Resource Ventures II, LLC	64%	64%
Dynamic Holdings, LLC	100%	100%
OmniSource Holdings, LLC	100%	100%

SCHEDULE IV

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

$350,000,000

7 5/8% Senior Notes due 2020

March 11, 2010

Pricing Supplement dated March 11, 2010 to Preliminary Offering Memorandum dated March 11, 2010 of Steel Dynamics, Inc.

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum.

The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  Defined terms used herein, but not otherwise defined, shall have the meanings assigned to them in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933 and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

This investment involves risks.  See “Risk Factors” beginning on page 9 of the Preliminary Offering Memorandum.  This pricing supplement must be read together with the Preliminary Offering Memorandum.

Issuer:	Steel Dynamics, Inc.

Principal Amount:	$350,000,000

Title of Securities:	7 5/8% Senior Notes due 2020

Final Maturity Date:	March 15, 2020

Issue Price:	100.00%, plus accrued interest, if any

Coupon:	7.625%

Interest Payment Dates:	March 15 and September 15

Record Dates:	March 1 and September 1

First Interest Payment Date:	September 15, 2010

Optional Redemption:	The Notes will be redeemable at any time on or after March 15, 2015 at redemption prices set forth below, plus accrued and unpaid interest, if any, up to but not including the date of redemption.

	Year	Redemption Price
	2015	103.813%
	2016	102.542%
	2017	101.271%
	2018 and thereafter	100.000%

Optional Redemption with Equity Proceeds:

In addition, before March 15, 2013, the Company may use the net cash proceeds from certain equity offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 107.625% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date. At least 65% of the aggregate principal amount of Notes issued under the Indenture must remain outstanding immediately after the occurrence of such redemption.

Net Proceeds:	The net proceeds of this offering of the Notes will be approximately $343.6 million, after deducting the Initial Purchasers’ discount and other fees and expenses relating to the offering.

Change of Control:	101% plus accrued interest

Initial Purchasers:	Banc of America Securities LLC Goldman, Sachs & Co. J.P. Morgan Securities Inc. Morgan Stanley & Co. Incorporated

Trade Date:	March 11, 2010

Settlement Date:	March 17, 2010 (T+4)

Distribution:	144A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

CUSIP/ISIN Numbers:	144A CUSIP:	858119 AQ3
	144A ISIN:	US858119AQ33

Regulation S CUSIP:	U85795 AG4
Regulation S ISIN:	USU85795AG47

SCHEDULE V

SUPPLEMENTAL DISCLOSURE DOCUMENTS

Electronic Roadshow dated March 11, 2010

EXHIBIT A-1

Form of opinion of Barrett & McNagny LLP to be delivered pursuant to Section 6(c)(1) of the Purchase Agreement.

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana.

(ii)           The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities and the DTC Agreement.

(iii)          The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(iv)          Each Guarantor has been duly incorporated or organized, is validly existing as a corporation or as a limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(v)           All shares of common stock of the Company outstanding on the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable; and all of the issued and outstanding shares of capital stock, and all membership units or interests, of each Guarantor has been duly authorized and validly issued, is fully paid and non-assessable, and, to the best of such counsel’s knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, excepting liens in favor of National City Bank as collateral agent under the Credit Agreement; none of the outstanding shares of capital stock of any Guarantor was issued in violation of the preemptive or similar rights of any securityholder of such Guarantor.

(vi)          The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(vii)         The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(viii)        The DTC Agreement has been duly authorized, executed and delivered by the Company.

(ix)          The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor.

(x)           The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Notes, the Notes have been duly executed, issued and delivered by the Company.

(xi)          The Exchange Notes have been duly and validly authorized for issuance by the Company.

(xii)         The Guarantee by each Guarantor has been duly and validly authorized by such Guarantor.

(xiii)        The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(xiv)        The documents incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

(xv)         The statements in (i) the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Risk Factors — Compliance with and changes in environmental and remediation requirements could result in substantially increased capital requirements and operating costs,” “Description of the Notes” “Plan of Distribution,” “Notice to Investors,” (ii) in “Item 1 — Business — Environmental Matters,” “Item 1A — Risk Factors — Compliance with and changes in environmental and remediation requirements could result in substantially increased capital requirements and operating costs” and “Item 3 — Legal Proceedings,” of the Company’s most recent annual report on Form 10-K, (iii) “Item 1 — Legal Proceedings” of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009 and (iv) in “Certain Relationships and Related Transactions” of the Company’s proxy statement for the 2009 annual meeting of shareholders, insofar as such statements constitute matters of law, summaries of legal matters, the Company’s articles of incorporation and bylaws or legal proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

(xvi)        The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements constitute a summary of the U.S. federal tax laws referred to therein, are accurate and fairly summarize in all material respects the U.S. federal tax laws referred to therein.

(xvii)       No consent, approval, authorization or order of, or qualification with, any regulatory or governmental body or agency is required for the performance by the Company or the Guarantors of their respective obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement, the DTC Agreement, the Securities and Exchange Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company’s and the Guarantors’ obligations under the Registration Rights Agreement.

(xviii)      The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under, the Purchase Agreement, the Indenture, the Registration Rights Agreement, the DTC Agreement, the Securities and the Exchange Securities, and the consummation by the Company of the transactions described in the Offering Memorandum, will not contravene any provision of applicable law or the articles of incorporation or organization or by laws or operating agreement of the Company or the Guarantors or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of the Guarantors that is material to the Company and the Guarantors, taken as a whole (including, but not limited to, the Credit Agreement) or, to the best of such counsel’s knowledge, any judgment, order or decree of any regulatory or governmental body, agency or court having jurisdiction over the Company or any Guarantor.

(xix)        Each of the Company and the Guarantors are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Offering Memorandum will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xx)         To the best knowledge of such counsel, neither the Company nor any of the Guarantors is in violation of its articles of incorporation or by laws or other operating documents or operating agreement, as the case may be, or any law, administrative regulation or administrative or court decree applicable to the Company or any Guarantor or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or any Guarantor, except for such defaults as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxi)        Each of the Company and the Guarantors has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with, all federal, state and local governmental authorities, all self-regulatory organizations and all courts and tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum, and neither the Company nor any Guarantor has received any notice of proceedings relating to revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company or any Guarantor in violation of, or in default under, any federal, state or local law, regulation, rule, decree, order or judgment applicable to the Company or any Guarantor the effect of which, singly or in the aggregate, would have a Material Adverse Effect, except as described in the Pricing Disclosure Package and the Final Offering Memorandum.

(xxii)       After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any Guarantor is a party or to which any of the properties of the Company or any Guarantor is subject other than proceedings fairly summarized in all material respects in the Pricing Disclosure Package and the Final Offering Memorandum and proceedings which such counsel believes are not likely to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company and the Guarantors to perform their respective obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Securities and the Exchange Securities or to consummate the transactions contemplated by the Pricing Disclosure Package and the Final Offering Memorandum.

(xxiii)      Assuming the accuracy of the representations, warranties and covenants of the Company and the Initial Purchasers contained in the Purchase Agreement, no registration of the Notes or the Guarantees under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the purchase of the Securities by the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Pricing Disclosure Package and the Final Offering Memorandum other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Pricing Disclosure Package and the Final Offering Memorandum or in connection with the Registration Rights Agreement.  Such counsel need express no opinion, however, as to when or under what circumstances any Initial Notes initially sold by the Initial Purchasers may be reoffered or resold.

In addition, we have participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public or certified public accountants for the Company and the Guarantors and with representatives of the Initial Purchasers at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum and related matters were discussed and, although we are not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Final Offering Memorandum (other than as specified above), on the basis of the foregoing, nothing has come to our attention which would lead us to believe that the Pricing Disclosure Package, as of the

Time of Sale, or that the Final Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we need express no belief as to the financial statements or other financial data derived therefrom, included in the Pricing Disclosure Package or the Final Offering Memorandum or any amendments or supplements thereto).

EXHIBIT A-2

Form of opinion of Greenberg Traurig, LLP to be delivered pursuant to Section 6(c)(2) of the Purchase Agreement.

1.             John W. Hancock, Jr., LLC (“Hancock”) is a limited liability company duly formed, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.             Each of the Purchase Agreement, the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by Hancock.

EXHIBIT A-3

Form of opinion of Greenberg Traurig, LLP to be delivered pursuant to Section 6(c)(3) of the Purchase Agreement.

1.             The Indenture is a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms.

2.             The Notes are valid and binding obligations of the Company, enforceable in accordance with their terms, and entitled to the benefits of the Indenture applicable to the Notes.

3.             The Guarantees are valid and binding obligations of the Guarantors, enforceable in accordance with their terms.

4.             The Registration Rights Agreement is a valid and binding agreement of each of the Company and the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms.

EXHIBIT A-4

Opinion of Wyche, Burgess, Freeman & Parham, P.A. to be delivered pursuant to Section 6(c)(4) of the Purchase Agreement.

1.             Carolinas is a limited liability company duly formed, validly existing and in good standing under the laws of the State of South Carolina.

2.             New Millennium is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina.

3.             Each of Cohen, Lumberton and Raeford is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina.

4.             Each of the Purchase Agreement, the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by each of Carolinas, New Millennium, Atlantic Scrap, Cohen, Lumberton and Raeford.